UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2017

Air Methods Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7301 South Peoria St.

Englewood, CO 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 792-7400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On March 14, 2017, Air Methods Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ASP AMC Intermediate Holdings, Inc., a Delaware corporation (“Parent”), and ASP AMC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the acquisition of the Company by Parent in an all cash transaction, consisting of a tender offer (the “Offer”), followed by a subsequent back-end merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.  Parent and Merger Sub are affiliates of certain funds managed by American Securities LLC (the “AS Funds”).

The Company’s Board of Directors (the “Board”) determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are fair to and in the best interests of the Company and its stockholders, and approved the Merger Agreement and the transactions contemplated thereby, and recommended that the stockholders of the Company accept the Offer and tender their shares of common stock, par value $0.06 per share, of the Company (the “Common Stock”), in the Offer.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence the Offer no later than March 28, 2017 for all of the outstanding shares of Common Stock at a price per share of $43.00 (the “Offer Price”), to the holders of Common Stock in cash, net of applicable withholding taxes and without interest.

Subject to the terms and conditions of the Merger Agreement, the Offer will initially remain open for 20 business days from the date of commencement of the Offer. If at the scheduled expiration time of the Offer any of the conditions to the Offer have not been satisfied or waived, then Merger Sub will extend the Offer on one or more occasions in consecutive increments of five business days, generally until July 12, 2017, to permit the satisfaction of all Offer conditions. If the debt financing has not been funded and will not be available to be funded at the scheduled expiration time of the Offer and the closing of the Merger, Merger Sub may, subject to certain conditions, extend the Offer on up to three occasions in consecutive increments of five business days each. Further, the Offer may be extended if required by applicable law, rule regulation, interpretation or position of the SEC, or in the event that the Company brings or has brought a legal action against to enforce specifically the terms and provisions of the Merger Agreement by Parent or Merger Sub.

The obligation of Merger Sub to purchase the shares of Common Stock validly tendered pursuant to the Offer is subject to the satisfaction or waiver of a number of customary conditions, including (1) shares of Common Stock having been validly tendered and (not properly withdrawn) prior to the expiration of the Offer that represent, together with the shares of Common Stock then owned by Merger Sub, at least a majority of the then outstanding shares of Common Stock, (2) the absence of any law, injunction, judgment or other legal restraint that prohibits the consummation of the Offer or the Merger, (3) the expiration or early termination of the waiting period applicable to the Offer and the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (4) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (subject to de minimis, Company Material Adverse Effect (as defined in the Merger Agreement) and materiality qualifiers), (5) the Company’s performance of its obligations, agreements and covenants under the Merger Agreement in all material respects, (6) the absence, since the date of the Merger Agreement, of any fact, state of facts, change, event, development, circumstance, occurrence or effect that has had or would reasonably be expected to have a Company Material Adverse Effect and (7) the completion of a specified marketing period for the debt financing that Parent and Merger Sub are using to fund a portion of the aggregate Offer Price and Merger Consideration (the “Marketing Period”).

Following the consummation of the Offer and subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, the Merger will be effected pursuant to the procedure provided for by Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”), without a meeting or vote of the Company’s stockholders. The Merger will be effected as soon as practicable following the acceptance of the shares validly tendered and not properly withdrawn pursuant to the Offer (the “Offer Acceptance Time”).

At the effective time of the Merger (the “Effective Time”), each share of Common Stock (other than shares of Common Stock (i) owned by Parent or Merger Sub (including any shares of Common Stock acquired by Merger Sub in the Offer), in each case, both at the commencement of the Offer and immediately before the Effective Time, (ii) owned by the Company as treasury stock or (iii) held by a holder who is entitled to demand and who has properly demanded the appraisal of such shares of Common Stock in accordance with Section 262 of the DGCL) will be converted automatically into the right to receive the Offer Price (the “Merger Consideration”) in cash, net of applicable withholding taxes and without interest.

As of the Effective Time, (i) each outstanding Company stock option (whether or not then exercisable or vested) shall be canceled and converted into the right to receive an amount in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the per share exercise price applicable to such Company stock option, multiplied by (y) the total number of shares of Common Stock subject to such Company stock option, (ii) each outstanding share of restricted Common Stock shall be canceled and converted into the right to receive an amount in cash equal in value to the Merger Consideration, (iii) each outstanding Company restricted stock unit shall be canceled and converted into the right to receive an amount in cash equal to the product of (x) the Merger Consideration, multiplied by (y) the total number of shares of Common Stock subject to such Company restricted stock unit immediately prior to the Effective Time and (iv) each outstanding Company performance stock unit shall be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the Merger Consideration multiplied by (y) the total number of shares of Common Stock subject to such Company performance stock unit immediately prior to the Effective Time (assuming performance had been achieved at the greater of the target level of vesting for such Company performance stock unit and actual performance measured through the Effective Time).

The Merger Agreement includes representations and warranties, and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. Subject to the terms and conditions of the Merger Agreement, the Company has also agreed not to directly or indirectly solicit or initiate discussions or negotiations with any third party regarding alternative acquisition proposals.

Prior to the Offer Acceptance Time, the Board may, among other things, (1)(a) change its recommendation that the Company’s stockholders accept the Offer and tender their shares of Common Stock in the Offer to enter into a definitive acquisition agreement providing for a Superior Proposal (as defined in the Merger Agreement) or (b) terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a Superior Proposal, or (2) change its recommendation that the Company’s stockholders accept the Offer and tender their Shares in the Offer in connection with a material event, change, effect, development or occurrence that was not known by the Board as of or prior to the date of the Merger Agreement, and does not relate to or involve (a) a Takeover Proposal (as defined in the Merger Agreement), (b) any changes in the market price, or change in trading volume, of shares of Common Stock, in each case subject to complying with notice and other specified conditions, including obligations to negotiate with Parent and Merger Sub prior to taking such actions.

The Company is only entitled to specific performance to force Parent to cause the equity financing to be funded if the Marketing Period has been completed and the debt financing has been funded or will be funded substantially concurrently with the equity financing and the closing of the transactions contemplated by the Merger Agreement.  The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, the right of (1) the Company to terminate the Merger Agreement in order to enter into a definitive acquisition agreement providing for a Superior Proposal, (2) Parent to terminate the Merger Agreement as a result of the Board changing its recommendation to the Company’s stockholders with respect to the Offer and (3) the Company to terminate the Merger Agreement if all of the conditions to the closing of the Offer have been satisfied and Merger Sub does not consummate the Offer within three business days of the time the closing would otherwise occur, subject to certain rights of Merger Sub to extend the expiration date of the Offer.  Upon termination of the Merger Agreement by the Company under specified circumstances, the Company will be required to pay Parent a termination fee of $51,613,380. The Merger Agreement also provides that upon termination of the Merger Agreement by Parent under specified circumstances, Parent will be required to pay the Company a reverse termination fee of $95,286,240.

Parent and Merger Sub have obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which will be used by Parent to pay the Offer Price and the Merger Consideration and all related fees and expenses. The AS Funds have committed to capitalize Parent, following the consummation of the Offer, with an aggregate equity contribution in an amount of $690,000,000 and provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any reverse termination fee that may become payable by Parent.

Morgan Stanley Senior Funding, Inc. (“MSSF”), Barclays Bank PLC (“Barclays”) and Royal Bank of Canada (“RBC” and together with MSSF and Barclays, the “Lenders”) have committed to provide a $1,330 million first-lien senior secured term facility, a $125 million first-lien senior secured revolving credit facility and a $560 million senior bridge credit facility, on the terms and subject to the conditions set forth in a debt commitment letters dated March 14, 2017 (the “Debt Commitment Letters”). The obligation of the Lenders to provide debt financing under the Debt Commitment Letter is subject to a number of customary conditions.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference. The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and our stockholders with information regarding the terms of the Merger. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances about the Company, Parent or Merger Sub at the time they were made or otherwise, and information in the Merger Agreement should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information

The tender offer referred to in this document and the exhibits filed herewith has not yet commenced. This document is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. At the time the tender offer is commenced, Parent and Merger Sub intend to file with the SEC a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and the Company intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Parent, Merger Sub and the Company intend to mail these documents to the Company stockholders. Company stockholders are advised to read the Schedule TO (including the offer to purchase, the related letter of transmittal and the other offer documents) and the Schedule 14D-9, as each may be amended or supplemented from time to time, and any other relevant documents filed with the SEC when they become available, before making any decision with respect to the tender offer because these documents will contain important information about the proposed transaction and the parties thereto. Company stockholders and investors may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s website at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This document and the exhibits filed herewith contain forward-looking information relating to the Company and the proposed acquisition of the Company by Parent and Merger Sub that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition; Parent’s plans, objectives, expectations and intentions; the financial condition, results of operations and business of the Company; industry, business strategy, goals and expectations concerning the Company’s market position, future operations, future performance and profitability; and the anticipated timing of closing of the acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing of the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many Company’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company to pay a termination fee or other expenses; risks regarding the failure to obtain the necessary financing to complete the proposed acquisition; risks related to the debt financing arrangements entered into in connection with the proposed acquisition; risks related to the potential impact of the announcement or consummation of the proposed transaction on the Company’s important relationships, including with employees, suppliers and customers; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of the Company’s common stock and on the Company’s operating results; significant transaction costs; the risk of litigation and/or regulatory actions related to the proposed acquisition; the possibility that competing offers will be made; and risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period. Other factors that may cause actual results to differ materially include those that will be set forth in the Tender Offer Statement on Schedule TO and other tender offer documents filed by Parent and Merger Sub. Many of these factors are beyond Company’s control. A further description of risks and uncertainties relating to the Company can be found in its Annual Reports on Form 10-K for the fiscal year ended December 31, 2016 and in their subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov. Unless otherwise required by applicable law, the Company disclaims any intention or obligation to update forward-looking statements contained in this document as the result of new information or future events or developments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of March 14, 2017, by and among Air Methods Corporation, ASP AMC Intermediate Holdings, Inc. and ASP AMC Merger Sub, Inc.

* Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Methods Corporation

Dated: March 14, 2017	By:	/s/ Crystal Gordon
Name: Crystal Gordon
Title: Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of March 14, 2017, by and among Air Methods Corporation, ASP AMC Intermediate Holdings, Inc. and ASP AMC Merger Sub, Inc.

* Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.